Exhibit 4.1

OMNIBUS SUPPLEMENT

TO INDENTURE SUPPLEMENTS

This OMNIBUS SUPPLEMENT TO INDENTURE SUPPLEMENTS, dated as of April 21, 2020 (this “Supplement”), is entered into by and among NISSAN WHOLESALE RECEIVABLES CORPORATION II, a Delaware corporation, as transferor (the “Transferor”), NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation, as servicer (the “Servicer”), and NISSAN MASTER OWNER TRUST RECEIVABLES, a Delaware statutory trust, as issuer (the “Issuer”), and consented to by U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”).

RECITALS:

WHEREAS, the Issuer and the Indenture Trustee are parties to the Amended and Restated Indenture, dated as of October 15, 2003 (as supplemented, amended or restated or otherwise modified from time to time, the “Amended and Restated Indenture”), as supplemented by (a) the Series 2017-C Indenture Supplement, dated as of November 13, 2017 (as supplemented, amended or restated or otherwise modified from time to time, the “Series 2017-C Indenture Supplement”), (b) the Series 2019-A Indenture Supplement, dated as of March 13, 2019 (as supplemented, amended or restated or otherwise modified from time to time, the “Series 2019-A Indenture Supplement”), and (c) the Series 2019-B Indenture Supplement, dated as of November 25, 2019 (as supplemented, amended or restated or otherwise modified from time to time, the “Series 2019-B Indenture Supplement”, and together with the Series 2017-C Indenture Supplement and the Series 2019-A Indenture Supplement, the “Outstanding Indenture Supplements”, and each an “Outstanding Indenture Supplement”), each between the Issuer and the Indenture Trustee (the Amended and Restated Indenture as so supplemented by the Outstanding Indenture Supplements, the “Indenture”); and

WHEREAS, the parties hereto wish to amend the Outstanding Indenture Supplements pursuant to Section 8.04(a) of each Outstanding Indenture Supplement and Section 10.01(b) of the Amended and Restated Indenture as of the Effective Date (as defined below).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used and not defined herein have the respective meanings assigned such terms in the Annex of Definitions (the “Annex of Definitions”) attached to the Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2003 among Nissan Wholesale Receivables Corporation II, as transferor, the Issuer and Nissan Motor Acceptance Corporation, as servicer.

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ARTICLE II

AMENDMENTS

Section 2.1 Amendment to Series 2017-C Indenture Supplement. As of the Effective Date, the Series 2017-C Indenture Supplement is hereby amended as follows:

(a) The definition of “Series 2017-C Investor Available Interest Amounts” contained in Section 2.01 of the Series 2017-C Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Series 2017-C Investor Available Interest Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2017-C Floating Allocation Percentage for such day and the Series 2017-C Allocable Interest Collections for such day, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account, plus (c) the sum of, for each day during such Collection Period, the product of the Series 2017-C Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account on such day, plus (d) Reallocated Principal Collections for the Payment Date following such Collection Period, plus (e) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 2017-C Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, plus, (f) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 2017-C Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 2017-C Series Allocation Percentage, (ii) the Series 2017-C Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), plus (g) the Series 2017-C Servicer Advance Amount, minus (~~g~~h) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (f) to include in Series 2017-C Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period.”

(b) The definition of “Series 2017-C Overcollateralization Percentage” contained in Section 2.01 of the Series 2017-C Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked ~~strikethrough~~ in indicating deletions to such definition:

““Series 2017-C Overcollateralization Percentage” means ~~23.46~~26.59%, provided, however, that (i) the Transferor may, in its sole discretion, increase this percentage, provided, however, that if the Transferor voluntarily increases the Series 2017-C Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the

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Series 2017-C Overcollateralization Percentage to ~~23.46~~26.59% or higher so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2017-C Notes and any other outstanding and rated series or class of Notes, and (ii) this percentage will increase to ~~27.39~~31.90% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and this percentage will further increase to ~~31.58~~38.09% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, further, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to ~~27.39~~31.90%, and if this overcollateralization percentage is further increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to ~~23.46~~26.59%.”

(c) The definition of “Specified Reserve Account Balance” contained in Section 2.01 of the Series 2017-C Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Specified Reserve Account Balance” means with respect to any Payment Date, an amount equal to the product of ~~0.50~~1.90% and the Series 2017-C Initial Invested Amount.”

(d) Section 2.01 of the Series 2017-C Indenture Supplement is hereby amended by adding the following definition in proper alphabetical order:

““Series 2017-C Servicer Advance Amount” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 2017-C Floating Allocation Percentage for such day and any Servicer Advance for such day.”

(e) Section 4.02 of the Series 2017-C Indenture Supplement is hereby amended by adding the following Section 4.02(c) immediately after Section 4.02(b):

“(c) On each Payment Date, the Servicer may (but shall not be required to) deposit into the Collection Account an amount equal to the aggregate amount of Interest Receivables accrued but not yet received by the Servicer on each day during and prior to the related Collection Period (collectively, a “Servicer Advance”); provided, however that the Servicer will not make a Servicer Advance if the Servicer determines in its sole discretion that such Servicer Advance is not likely to be repaid from future Interest Collections. The share of any such Servicer Advance allocable to the Series 2017-C Noteholders shall be deemed to be a “Series 2017-C Investor Available Interest Amount” for all purposes of this Indenture Supplement.

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All Servicer Advances will be reimbursable to the Servicer, without interest, in accordance with and pursuant to the priority set forth in Section 4.04(a) of this Indenture Supplement”

(f) Section 4.04 of the Series 2017-C Indenture Supplement is hereby amended by deleting Section 4.04(a)(i) in its entirety and replacing it with the following:

“(i) reimbursement of any outstanding Series 2017-C Servicer Advance Amount to the Servicer;”

Section 2.2 Amendment to Series 2019-A Indenture Supplement. As of the Effective Date, the Series 2019-A Indenture Supplement is hereby amended as follows:

(a) The definition of “Series 2019-A Investor Available Interest Amounts” contained in Section 2.01 of the Series 2019-A Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Series 2019-A Investor Available Interest Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2019-A Floating Allocation Percentage for such day and the Series 2019-A Allocable Interest Collections for such day, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account, plus (c) the sum of, for each day during such Collection Period, the product of the Series 2019-A Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account on such day, plus (d) Reallocated Principal Collections for the Payment Date following such Collection Period, plus (e) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 2019-A Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, plus, (f) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 2019-A Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 2019-A Series Allocation Percentage, (ii) the Series 2019-A Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), plus (g) the Series 2019-A Servicer Advance Amount, minus (~~g~~h) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (f) to include in Series 2019-A Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period.”

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(b) The definition of “Series 2019-A Overcollateralization Percentage” contained in Section 2.01 of the Series 2019-A Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethorugh~~ indicating deletions to such definition:

““Series 2019-A Overcollateralization Percentage” means ~~22.70~~26.59%, provided, however, that (i) the Transferor may, in its sole discretion, increase this percentage, provided, however, that if the Transferor voluntarily increases the Series 2019-A Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Series 2019-A Overcollateralization Percentage to ~~22.70~~26.59% or higher so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2019-A Notes and any other outstanding and rated series or class of Notes, and (ii) this percentage will increase to ~~26.58~~31.86% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and this percentage will further increase to ~~30.72~~38.00% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, further, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to ~~26.58~~31.86%, and if this overcollateralization percentage is further increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to ~~22.70~~26.59%.”

(c) The definition of “Specified Reserve Account Balance” contained in Section 2.01 of the Series 2019-A Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Specified Reserve Account Balance” means with respect to any Payment Date, an amount equal to the product of ~~0.50~~1.90% and the Series 2019-A Initial Invested Amount.”

(d) Section 2.01 of the Series 2019-A Indenture Supplement is hereby amended by adding the following definition in proper alphabetical order:

““Series 2019-A Servicer Advance Amount” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 2019-A Floating Allocation Percentage for such day and any Servicer Advance for such day.”

(e) Section 4.02 of the Series 2019-A Indenture Supplement is hereby amended by adding the following Section 4.02(c) immediately after Section 4.02(b):

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“(c) On each Payment Date, the Servicer may (but shall not be required to) deposit into the Collection Account an amount equal to the aggregate amount of Interest Receivables accrued but not yet received by the Servicer on each day during and prior to the related Collection Period (collectively, a “Servicer Advance”); provided, however that the Servicer will not make a Servicer Advance if the Servicer determines in its sole discretion that such Servicer Advance is not likely to be repaid from future Interest Collections. The share of any such Servicer Advance allocable to the Series 2019-A Noteholders shall be deemed to be a “Series 2019-A Investor Available Interest Amount” for all purposes of this Indenture Supplement.

All Servicer Advances will be reimbursable to the Servicer, without interest, in accordance with and pursuant to the priority set forth in Section 4.04(a) of this Indenture Supplement”

(f) Section 4.04 of the Series 2019-A Indenture Supplement is hereby amended by deleting Section 4.04(a)(i) in its entirety and replacing it with the following:

“(i) reimbursement of any outstanding Series 2019-A Servicer Advance Amount to the Servicer;”

Section 2.3 Amendment to Series 2019-B Indenture Supplement. As of the Effective Date, the Series 2019-B Indenture Supplement is hereby amended as follows:

(a) The definition of “Series 2019-B Investor Available Interest Amounts” contained in Section 2.01 of the Series 2019-B Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Series 2019-B Investor Available Interest Amounts” means, with respect to any Collection Period, an amount equal to (a) the sum of, for each day during such Collection Period, the product of the Series 2019-B Floating Allocation Percentage for such day and the Series 2019-B Allocable Interest Collections for such day, plus (b) all net investment earnings on amounts (if any) on deposit in the Accumulation Account and the Reserve Account, plus (c) the sum of, for each day during such Collection Period, the product of the Series 2019-B Allocation Percentage for such day and all net investment earnings on amounts (if any) on deposit in the Collection Account and the Excess Funding Account on such day, plus (d) Reallocated Principal Collections for the Payment Date following such Collection Period, plus (e) the aggregate amount of funds, if any, which pursuant to the last sentence of Section 4.01(d) are required to be included in Series 2019-B Investor Available Interest Amounts with respect to the Payment Date following such Collection Period, plus, (f) the amount, if any, of collections of Interest Receivables as to which the Date of Processing occurs in the Collection Period following such Collection Period (but prior to the Payment Date following such Collection Period) which the Issuer instructs the Servicer to include in Series 2019-B Investor Available Interest Amounts for such Collection Period (but in no event to exceed the product of (i) the Series 2019-B Series Allocation Percentage, (ii) the Series 2019-B Floating Allocation Percentage and (iii) the amount of such collections of Interest Receivables), plus (g) the Series 2019-B Servicer Advance Amount, minus (~~g~~h) the amount, if any, which the Issuer instructed the Servicer pursuant to preceding clause (f) to include in Series 2019-B Investor Available Interest Amounts with respect to the Collection Period immediately preceding such Collection Period.”

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(b) The definition of “Series 2019-B Overcollateralization Percentage” contained in Section 2.01 of the Series 2019-B Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Series 2019-B Overcollateralization Percentage” means ~~22.70~~26.59%, provided, however, that (i) the Transferor may, in its sole discretion, increase this percentage, provided, however, that if the Transferor voluntarily increases the Series 2019-B Overcollateralization Percentage, then it may, in its sole discretion, upon ten days prior notice to the Indenture Trustee, subsequently decrease the Series 2019-B Overcollateralization Percentage to ~~22.70~~26.59% or higher so long as the Rating Agency Condition shall have been satisfied with respect to the Series 2019-B Notes and any other outstanding and rated series or class of Notes, and (ii) this percentage will increase to ~~26.58~~31.86% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 35% and this percentage will further increase to ~~30.72~~38.00% if the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 30% provided, further, however, that if this overcollateralization percentage is increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods subsequently increases to more than 30%, but less than 35%, then the overcollateralization percentage shall decrease to ~~26.58~~31.86%, and if this overcollateralization percentage is further increased pursuant to this clause, and the average of the Monthly Payment Rates for the three preceding Collection Periods further increases to more than 35%, then the overcollateralization percentage shall decrease to ~~22.70~~26.59%.”

(c) The definition of “Specified Reserve Account Balance” contained in Section 2.01 of the Series 2019-B Indenture Supplement is hereby amended as set forth below, with text marked in underline indicating additions to such definition and with text marked in ~~strikethrough~~ indicating deletions to such definition:

““Specified Reserve Account Balance” means with respect to any Payment Date, an amount equal to the product of ~~0.50~~1.90% and the Series 2019-B Initial Invested Amount.”

(d) Section 2.01 of the Series 2019-B Indenture Supplement is hereby amended by adding the following definition in proper alphabetical order:

““Series 2019-B Servicer Advance Amount” means, with respect to any Collection Period, an amount equal to the sum of, for each day during such Collection Period, the product of the Series 2019-B Floating Allocation Percentage for such day and any Servicer Advance for such day.”

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(e) Section 4.02 of the Series 2019-B Indenture Supplement is hereby amended by adding the following Section 4.02(c) immediately after Section 4.02(b):

“(c) On each Payment Date, the Servicer may (but shall not be required to) deposit into the Collection Account an amount equal to the aggregate amount of Interest Receivables accrued but not yet received by the Servicer on each day during and prior to the related Collection Period (collectively, a “Servicer Advance”); provided, however that the Servicer will not make a Servicer Advance if the Servicer determines in its sole discretion that such Servicer Advance is not likely to be repaid from future Interest Collections. The share of any such Servicer Advance allocable to the Series 2019-B Noteholders shall be deemed to be a “Series 2019-B Investor Available Interest Amount” for all purposes of this Indenture Supplement.

All Servicer Advances will be reimbursable to the Servicer, without interest, in accordance with and pursuant to the priority set forth in Section 4.04(a) of this Indenture Supplement”

(f) Section 4.04 of the Series 2019-B Indenture Supplement is hereby amended by deleting Section 4.04(a)(i) in its entirety and replacing it with the following:

“(i) reimbursement of any outstanding Series 2019-B Servicer Advance Amount to the Servicer;”

ARTICLE III

EFFECTIVE DATE

Section 3.1 Effective Date. Upon satisfaction of the following conditions this Supplement shall become effective immediately (such date, the “Effective Date”) without further action by any party:

(a) receipt by the Indenture Trustee of an Issuer Order in accordance with Section 10.01(b) of the Amended and Restated Indenture;

(b) receipt by each party hereto of an executed counterpart of this Supplement from each other party hereto;

(c) satisfaction of the Rating Agency Condition with respect to this Supplement and the Notes of all outstanding Series in accordance with Section 10.01(b)(i) of the Amended and Restated Indenture and Section 8.04(a)(i)(B) of each Outstanding Indenture Supplement;

(d) receipt by the Issuer and the Indenture Trustee of an Officer’s Certificate of the Transferor in accordance with Section 10.01(b)(ii) of the Amended and Restated Indenture;

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(e) receipt by the Issuer and the Indenture Trustee of a Required Federal Income Tax Opinion in accordance with Section 10.01(b)(iii) of the Amended and Restated Indenture and Section 8.04(a)(ii) of each Outstanding Indenture Supplement;

(f) receipt by the Indenture Trustee and the Owner Trustee of an Opinion of Counsel in accordance with Section 10.03 of the Amended and Restated Indenture and Section 8.04(d) of each Outstanding Indenture Supplement; and

(g) receipt by the Indenture Trustee of an Officer’s Certificate of the Issuer in accordance with Section 12.01(a)(i) of the Amended and Restated Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Indenture Unaffected. Except as modified herein, the parties acknowledge that the provisions of the Indenture remain in full force and effect and are hereby ratified and confirmed by the parties hereto. After the Effective Date all references in the Transaction Documents to the any of the Outstanding Indenture Supplement or the Indenture shall mean such Outstanding Indenture Supplement or the Indenture, as applicable, as modified hereby.

Section 4.2 Governing Law. This Supplement shall be governed by the governing law described in Section 12.12 of the Amended and Restated Indenture and Section 8.06 of each Outstanding Indenture Supplement.

Section 4.3 Captions. The various captions in this Supplement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Supplement or any provision hereof.

Section 4.4 Severability. Whenever possible, each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under the laws of any applicable jurisdiction, such provision, as to jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement as to such jurisdiction or any other jurisdiction.

Section 4.5 Binding Effect. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 4.6 Counterparts. This Supplement may be executed in any number of counterparts and by the parties hereto on separate signature pages, each such executed counterpart constituting an original but all together only one Supplement. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

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Section 4.7 No Recourse. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wilmington Trust Company (“WTC”), not individually or personally, but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by WTC, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WTC, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall WTC be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other related documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed and delivered as of the date first above written.

NISSAN WHOLESALE RECEIVABLES CORPORATION II,
as Transferor

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

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NISSAN MOTOR ACCEPTANCE CORPORATION,
as Servicer

By:	/s/ Douglas E. Gwin, Jr.
Name:	Douglas E. Gwin, Jr.
Title:	Assistant Treasurer

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NISSAN MASTER OWNER TRUST RECEIVABLES,
as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Dorri Costello
Name:	Dorri Costello
Title:	Vice President

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CONSENTED TO:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:	/s/ Brian Kozack
Name:	Brian Kozack
Title:	Vice President

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